OP

OP

CERTIFICATE NO.
OP-0001

SHARES
______

OBSIDIAN PRIME INC.

CUSIP 67449E1073

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

SPECIMEN COMMON STOCK CERTIFICATE

COMMON STOCK, PAR VALUE $0.001 PER SHARE

THIS CERTIFIES THAT

____
(Name of Registered Holder)

is the registered holder of fully paid and non-assessable shares of Common Stock of Obsidian Prime Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

The rights, preferences, privileges, and restrictions of the shares are subject to the Articles of Incorporation, Bylaws, and applicable law.

OBSIDIAN PRIME INC.
CORPORATE
SEAL
2024
CALIFORNIA

SPECIMEN CERTIFICATE FOR EXHIBIT PURPOSES ONLY – NOT VALID UNLESS COMPLETED, ISSUED, AND COUNTERSIGNED.

Cynthia Stephens
CYNTHIA STEPHENS
CHIEF EXECUTIVE OFFICER

____
SECRETARY

COUNTERSIGNED AND REGISTERED
BY TRANSFER AGENT / REGISTRAR

____

AUTHORIZED COMMON STOCK:
500,000,000 SHARES
This specimen reflects the offering of Common Stock described in the Company's Regulation A Offering Circular.